EXHIBIT 1.1

Form of Underwriting Agreement

CELLDEX THERAPEUTICS, INC.

(a Delaware corporation)

                 SHARES OF COMMON STOCK

(par value $0.01 per share)

PURCHASE AGREEMENT

June      , 2005

Janney Montgomery Scott LLC

1801 Market Street

Philadelphia, Pennsylvania 19103-1675

ThinkEquity Partners LLC

31 West 52nd Street, 17th Floor

New York, NY  10019

as Representatives of the several Underwriters

Ladies and Gentlemen:

Celldex Therapeutics, Inc., a Delaware corporation (“Celldex” or the “Company”), confirms its agreement with Janney Montgomery Scott LLC, a Pennsylvania corporation (“Janney”) and ThinkEquity Partners LLC, a                    limited liability company (“ThinkEquity”), and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any Underwriters substituted as hereinafter provided in Section       ), for whom Janney and ThinkEquity are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of the Company’s class of Common Stock, par value $0.01 per share (the “Common Stock”), set forth in Schedule A hereto (the “Initial Securities”) and (ii) the grant by the Company to the Underwriters of the option described in Section          hereof to purchase all or any part of              additional shares of Common Stock to cover any over-allotments (the “Option Securities” and, together with the Initial Securities, the “Securities”).  The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has also entered into an asset purchase agreement (the “Acquisition Agreement”) to acquire substantially all of the assets of Alteris Therapeuticals, Inc., a Delaware corporation (“Alteris”) simultaneously with the closing of the sale of the Initial Shares as provided below (the “Acquisition”).

As part of the offering contemplated by this Agreement (the “Offering”), the Company and the Underwriters have agreed to reserve out of the Initial Securities purchased by them under this Agreement, up to                      shares of Common Stock for sale to certain directors, officers and employees of Celldex, Medarex, Inc., a New Jersey corporation and the parent company of Celldex (the “Parent”), and other subsidiaries of Parent (collectively, the “Invitees”), subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”), and all other applicable laws, rules and regulations (the “Directed Share Program”).  The Initial Securities to be sold pursuant to the Directed Share Program (the “Directed Shares”) will be sold at the public offering price.  Any Directed Shares not subscribed for by the end of the first business day after the date of this Agreement will be offered to the public by the Underwriters as set forth in the Prospectus.

Celldex has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-114353), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”).  Promptly after execution and delivery of this Agreement, Celldex will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission promulgated under the Securities Act (the “Regulations”) and paragraph (b) of Rule 424 of the Regulations (“Rule 424(b)”).  The information included in such prospectus that was omitted from such registration statement at the time it was declared effective by the Commission but is deemed to be part of such registration statement at the time it was declared effective pursuant to paragraph (b) of Rule 430A, is referred to herein as the “Rule 430A Information.”  Each prospectus used before such registration statement was declared effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is referred to herein as a “Preliminary Prospectus.”  Such registration statement, including the exhibits and any schedules thereto, at the time it was declared effective, and including the Rule 430A Information, is referred to herein as the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the Regulations is referred to herein as a “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus in the form first furnished to the Underwriters for use in connection with the Offering is referred to herein as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy of such filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), and, unless the context expressly otherwise requires, references to Celldex or the Company shall include Alteris as if the Acquisition has been completed.

Celldex and the Underwriters, intending to be legally bound, hereby confirm their agreement as follows:

1.                                       REPRESENTATIONS AND WARRANTIES OF CELLDEX.  Celldex represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 3(a) hereof, and as of each Date of Delivery, if any, referred to in Section 3(b) hereof, and agrees with each Underwriter, as follows:

a.                                       Compliance with Registration Requirements.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of Celldex, are contemplated by the Commission, and any request on the part of the Commission for additional information has been satisfied.

At the respective times that the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto complied when so filed in all material respects with the Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the Offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated under the Securities Act.

b.                                      Independent Accountants. To the best of the Company’s knowledge, the accounting firm that certified the financial statements and supporting schedules included in the Registration Statement is an independent registered public accounting firm as required by the Securities Act and the Regulations.

c.                                       Financial Statements.  The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of Celldex and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principals (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules included in the Registration

Statement present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

d.                                      No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Celldex, whether or not arising in the ordinary course of business ( a “Material Adverse Effect”), (B) there have been no transactions entered into by Celldex, other than those in the ordinary course of business, which are material with respect to Celldex considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by Celldex on any class of its capital stock.

e.                                       Good Standing of the Company.  Celldex has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to own or lease and to operate its properties and to conduct its business as described in the Prospectus, and to execute, deliver and perform its obligations under this Agreement; Celldex is duly qualified as a foreign corporation to transact business and is in good standing in all jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

f.                                         Subsidiaries.  The Company has no subsidiaries.  Celldex does not own, directly or indirectly, any capital stock or other equity securities of any corporation or any ownership interest in any partnership, joint venture or other association.

g.                                      Capitalization.  At the date or dates indicated in the Prospectus, Celldex had the duly authorized and outstanding capitalization set forth in the Prospectus under the caption “Capitalization” and will have, as of the issuance of the Securities at the Closing Time, the as adjusted capitalization set forth therein assuming the Option Securities are not issued at the Closing Time.  As of the date hereof, the Closing Time and any Date of Delivery, there will be no options or warrants or other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of Celldex, except as described in the Prospectus, or securities convertible into or exchangeable for capital stock of Celldex, except as described in the Prospectus.  The information in the Prospectus insofar as it relates to all outstanding options and other rights to acquire securities of Celldex as of the dates referred to in the Prospectus is true and correct in all material respects.

h.                                      Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by Celldex and constitutes its legal, valid and binding obligation, enforceable against Celldex in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to applicability of general principles of equity and except, as to this Agreement, as rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

i.                                          Absence of Defaults and Conflicts.  Celldex is not in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which any of them may be bound, or to which the property or assets of Celldex is subject, except for such defaults that would not result in a Material Adverse Effect; the execution, delivery and performance of this Agreement and the transactions contemplated herein, do not and will not, with or without the giving of notice or the lapse of time, or both, (A) conflict with any term or provision of Celldex’s Certificate of Incorporation; (B) result in a breach of, constitute a default under, result in the termination or modification of, result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of Celldex or require any payment by Celldex or impose any liability on Celldex pursuant to, any contract, indenture, mortgage, deed of trust, commitment or other agreement or instrument to which Celldex is a party or by which any of its properties are bound or affected other than this Agreement, except where such breach, default, modification, termination, lien, security interest, charge, encumbrance, payment or liability could not reasonably be expected to have a Material Adverse Effect; (C) assuming compliance with the rules of the NASD applicable to the offer and sale of the Securities, violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over Celldex or any of its properties or businesses, except where such violation could not reasonably be expected to have a Material Adverse Effect; or (D) result in a breach, termination or lapse of Celldex’s corporate power and authority to own or lease and operate its properties and conduct its business in any material respect, except as disclosed in the Prospectus.

j.                                          Possession of Intellectual Property.  Celldex owns, or possesses adequate, lecenses or other rights to use, all patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including any unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from or for Celldex’s, business), trade secrets, confidential information, processes and formulations and other proprietary information necessary for, used in, or proposed to be used in, the conduct of the business of Celldex as described in the Prospectus and the Registration Statement (collectively, the “Company Intellectual Property”), except where the failure to own or possess or otherwise be able to acquire such Company Intellectual Property would not have a Material Adverse Effect.  To the knowledge of Celldex, it has not infringed, is not infringing nor have received any notice of conflict with, the asserted rights of others with respect to the Intellectual Property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect, and Celldex knows of no reasonable basis therefore.  Except as described in the Prospectus and Registration Statement, to the actual knowledge of Celldex, no other parties have infringed upon or are in conflict with any Company Intellectual Property.  Except as described in the Prospectus and Registration Statement, Celldex is not a party to, or bound by, any agreement pursuant to which royalties, honorariums or fees are payable by Celldex to any person by reason of the ownership or use of any Company Intellectual Property.

k.                                       Possession of Licenses and Permits.  Celldex has received all permits, licenses, franchises, authorizations, registrations, qualifications and approvals (collectively, “Permits”) of governmental or regulatory authorities as may be required of it to own its properties and conduct its businesses in the manner described in the Prospectus and Registration Statement, subject to such qualifications as may be set forth therein, except to the extent that failure to receive such Permits would not result in a Material Adverse Effect; and Celldex has fulfilled and performed all of its material obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Prospectus and Registration Statement; and, except as described therein, such Permits contain no restrictions that materially affect the ability of Celldex to conduct its business.

l.                                          Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of Celldex, threatened against or affecting Celldex, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement which are not described in the Registration Statement.

m.                                    Description of Securities.  The authorized capital stock of Celldex, including, without limitation, the outstanding shares of Common Stock, the Securities and any outstanding options to purchase shares of Common Stock, conform in all material respects with the descriptions thereof in the Prospectus, and such descriptions conform in all material respects with the instruments defining the same.  The currently outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable, and none of such outstanding shares has been issued in violation of any preemptive rights of any security holder of Celldex or Parent.  All previous offers and sales of the outstanding shares of Common Stock made by or on behalf of Celldex, whether described in the Registration Statement or otherwise, were made in conformity with applicable federal, state and foreign securities laws.

n.                                      Delivered Shares; Registration Rights.  When the Securities have been duly delivered against payment therefor as contemplated by this Agreement, the Common Stock delivered as part of the Securities will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders.  The certificates representing such shares of Common Stock are in proper legal form under, and on or before the first time of delivery conform in all material respects to the requirements of, the laws of the State of Delaware.  Except as described in the Prospectus and Registration Statement, neither the filing of the Registration Statement nor the offering or sale of Securities as contemplated by this Agreement gives any security holder of Celldex other than Parent any rights for or relating to the registration of any shares of Common Stock or any other capital stock of Celldex or any rights to convert or have redeemed or otherwise receive anything of value with respect to any security of Celldex.

o.                                      Absence of Further Requirements.  No consent, approval, authorization, order, registration, license or permit of, or filing or registration with, any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid and legal execution, delivery and performance by Celldex of this Agreement and the consummation of the transactions contemplated hereby or described in the Prospectus, except as may be required for the registration of the Securities under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and for compliance with the applicable state securities laws or the bylaws, rules and other pronouncements of the NASD, or as disclosed in the Prospectus.

p.                                      Nasdaq National Market Listing.  As of the date hereof, the Common Stock (including the Securities) is registered as a class pursuant to Section 12(g) of the Exchange Act and has been approved for inclusion and quotation on the Nasdaq National Market of The Nasdaq Stock Market, Inc. (“Nasdaq”).  Neither Celldex nor, to Celldex’s knowledge, any other person has taken any action designed to cause, or likely to result in, the termination of the registration of the Common Stock as a class under the Exchange Act.  Celldex has not received any notification that the Commission nor Nasdaq is contemplating terminating such registration or inclusion.

q.                                      No Undisclosed Relationships.  No material relationship, direct or indirect, exists between or among Celldex on the one hand, and the directors, officers, stockholders, customers or suppliers of Celldex on the other hand, which is required to be described in the Registration Statement or Prospectus which is not so described.

r.                                         Environmental Laws.  Celldex (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.  Except as expressly disclosed in the Prospectus and Registration Statement, or which will not have a Material Adverse Effect (i) Celldex has not received written notice or has knowledge of any claim, demand, investigation, regulatory action, suit or other action instituted or threatened against Celldex or any portion of the premises that it occupies or controls (the “Premises”) or any parcel in close proximity to the Premises relating to any of the Environmental Laws and (ii) Celldex has not received any written notice of material violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency arising out of or in connection with “hazardous substances” (as defined by applicable Environmental Laws) on, about, beneath, arising from or generated at the Premises, near the Premises or at any other location.

s.                                       Other Contracts.  Each contract or other instrument (however characterized or described) to which Celldex is a party or by which any of its properties or businesses is bound or affected and which is material to the conduct of Celldex’s business has been (i) duly and validly executed by Celldex and, (ii) to the knowledge of Celldex, by the other parties thereto.  Each such contract or other instrument is in full force and effect and is enforceable in all material respects against the parties thereto Celldex in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to applicability of general principles of equity, and Celldex is not, and to Celldex’s knowledge, no other party thereto is, in default thereunder, except where such default would not result in a Material Adverse Effect, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default under any such contract or other instrument.  All necessary consents under such contracts or other instruments to the disclosure in the Prospectus with respect thereto have been obtained.

t.                                         Offering Materials.  Celldex has not distributed, and will not distribute, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, a Preliminary Prospectus, the Prospectus and other material, if any, permitted by the Securities Act and the Regulations, subject to the prior consent of the Underwriters.

u.                                      Tax Returns.  Celldex has filed with the appropriate federal, state and local governmental agencies, and all required foreign countries and political subdivisions thereof, all material tax returns that are required to be filed or have duly obtained extensions of time for the filing thereof and have paid all taxes shown on such returns or otherwise due and all material assessments received by them to the extent that the same have become due, other than those being contested in good faith and for which adequate reserves have been provided.  Celldex has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income or other tax and none of them is a party to any pending action or proceeding by any foreign or domestic governmental agency for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against Celldex that might result in a Material Adverse Effect.

v.                                      Accounting Controls; Compliance with the Sarbanes Oxley Act.  Celldex maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; Celldex is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the Commission and Nasdaq.

w.                                    Benefit Plans.  Other than as disclosed in the Prospectus and the Registration Statement, Celldex has not established, maintained, contributed to, are required to contribute to, are a party to, or are bound by contractual commitments with respect to, pension, retirement, or profit-sharing plans, deferred compensation, bonus, or other incentive plans, or medical, vision, dental, or other health and welfare benefit plans, or life insurance or disability plans, or any other employee benefit plans, programs, arrangements, agreements, or understandings.

x.                                        Finders Fees.  Celldex has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated herein other than as disclosed in the Prospectus and Registration Statement.

y.                                      Investment Company Act.  Celldex is not required, and upon the sale of the Securities as herein contemplated will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and Celldex intends to conduct its affairs in such a manner as to ensure that it will not be an

“investment company” or an entity “controlled” by an investment company within the meaning of the 1940 Act and the rules and regulations thereunder.

z.                                        Accurate Statements.  No statement, representation, warranty or covenant made by Celldex in this Agreement or in any certificate or document required by this Agreement to be delivered to the Underwriters is, or as of the Closing Time or any Option Closing Time will be, inaccurate, untrue or incorrect in any material respect.

aa.                                 Lock-up Agreements.  The Company has obtained for the benefit of the Company and the Underwriters from each of its directors and officers, and from Alteris and its controlling shareholder, a written agreement that for a period of 180 days from the date of the Prospectus such person will not, without the prior written consent of Janney, sell, offer to sell, contract to sell, solicit an offer to buy, grant any option for the purchase or sale of, assign, pledge, distribute or otherwise transfer, dispose of or encumber (or make any announcement with respect to any of the foregoing), directly or indirectly, any shares of Common Stock, or any options, rights, warrants or other securities convertible into or exercisable or exchangeable for Common Stock or evidencing any right to purchase or subscribe for shares of Common Stock, whether or not beneficially owned.

bb.                               Pro Forma Financial Information.  The pro forma combined financial statements of the Company and the historical financial statements of the Company and Alteris, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly in all material respects the pro forma combined or historical financial position, as the case may be, of the Company and Alteris, as the case may be, as of the dates indicated and the results of their operations and changes in their cash flows for the periods specified; and said historical financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as may be set forth therein, and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the pro forma combined financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and are based upon good faith estimates and assumptions believed by the Company to be reasonable.  The selected financial data set forth under the captions “Selected Pro Forma Combined Financial Data” and “Selected Financial Data of the Founding Companies” in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein.

cc.                                 No Improper Payments.  Neither Celldex nor to the knowledge of Celldex any officer, director, employee, partner, agent or other person acting on behalf of Celldex has, directly or indirectly, given or agreed to give any money, property or similar benefit or consideration to any customer or supplier (including any employee or agent of any customer or supplier) or official or employee of any agency or instrumentality of any government (foreign or domestic) or political party or candidate for office (foreign or domestic) or any other person who was, is or in the future may be in a position to affect the business conditions of Celldex, or any actual or proposed business transaction of Celldex that (i) could subject Celldex to any liability (including, but not limited to, the payment of monetary damages) or penalty in any civil, criminal or governmental action or proceeding that would result in a Material Adverse Effect, or (ii) with respect to Celldex or any officer or director thereof, violates any law, rule or regulation to which Celldex is subject in any material respect.

Any certificate signed by any officer of Celldex in such capacity and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by Celldex to the Underwriters as to the matters covered thereby.

2.                                       PURCHASE AND SALE OF THE INITIAL SECURITIES.  On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions set forth herein, Celldex agrees to sell the Initial Securities to the Underwriters at the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus, and the Underwriters agree to purchase from Celldex at the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus, the Initial Securities.  The Underwriters shall offer the Initial Securities to the public as set forth in the Prospectus.

3.                                       PAYMENT AND DELIVERY.  The certificates representing the Common Stock comprising the Initial Securities sold in the Offering shall be issued in such names as the Underwriters may request in writing upon at least 24 hours’ prior notice to Celldex, and shall be delivered by or on behalf of Celldex to the Underwriters against payment by the Underwriters on its behalf of the purchase price therefor by wire transfer of immediately available funds to such accounts as Celldex shall designate in writing.  The closing of the sale and purchase of the Initial Securities shall be held at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth & Arch Streets, Philadelphia, Pennsylvania 19103.  Such payment and delivery will be made at 10:00 a.m., Philadelphia, Pennsylvania time, on the fourth business day after the date of this Agreement, or at such other time on the same or such other date, not later than seven business days thereafter as shall be designated in writing by the Underwriters.  Such time and date are referred to herein as the “Closing Time.”  Celldex shall make such certificates available for examination by the Underwriters and counsel for the Underwriters not less than one full business day prior to the Closing Time.

4.                                       RIGHT TO PURCHASE OPTION SECURITIES.

a.                                       Solely for the purposes of covering any over-allotments in connection with the distribution and sale of the Initial Securities as contemplated by the Prospectus, subject to the terms and conditions herein set forth, the Underwriters are hereby granted an option by Celldex (the “Over-Allotment Option”) to purchase all or any part of the Option Securities.  The purchase price to be paid for the Option Securities shall be the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus.  The Over-Allotment Option granted hereby may be exercised by the Underwriters as to all or any part of the Option Securities at any time and from time to time within 30 days after the date of the Prospectus.  The Underwriters shall not be under any obligation to purchase any Option Securities prior to an exercise of the Over-Allotment Option.

b.                                      The Over-Allotment Option granted hereby may be exercised by the Underwriters by giving notice to Celldex by a letter sent by telex, telegraph, telegram or facsimile (such notice to be effective when received), addressed as provided in Section 12 hereof, setting forth the number of Option Securities to be purchased, the date and time for delivery of and payment for the Option Securities and stating that the Option Securities referred to therein are to be used for the sole purpose of covering over-allotments in connection with the distribution and sale of the Initial Securities.  If such notice is given at least two full business days prior to the Closing Time, the date set forth therein for such delivery and payment shall be the Closing Time.  If such notice is given after two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be a date selected by the Underwriters not later than five full business days after the exercise of the Over-Allotment Option.  The date and time set forth in such a notice is referred to herein as an “Option Closing Time,” and a closing held pursuant to such a notice is referred to herein as an “Option Closing.” Upon each exercise of the Over-Allotment Option, and on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Underwriters shall become obligated to purchase from Celldex the number of Option Securities specified in each notice of exercise of the Over-Allotment Option.

c.                                       The certificates representing the Common Stock comprising the Option Securities shall be issued in such names as the Underwriters may request in writing upon at least 48 hours’ prior notice to Celldex, and shall be delivered by or on behalf of Celldex to the Underwriters against payment by the Underwriters on its behalf of the purchase price therefor by wire transfer of immediately available funds to such accounts as Celldex shall designate in writing.  The closing of the sale and purchase of the Option Securities shall be held at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, Philadelphia, Eighteenth & Arch Streets, Philadelphia, Pennsylvania 19103.  Such payment and delivery will be made at 10:00 a.m., Philadelphia, Pennsylvania time, on the Option Closing Date.  Celldex shall make such certificates available for examination by the Underwriters and counsel for the Underwriters not less than one full business day prior to the Option Closing Time.

5.                                       CERTAIN COVENANTS AND AGREEMENTS OF CELLDEX.  Celldex covenants and agrees with the Underwriters as follows:

a.                                       Final Prospectus.  If Rule 430A is employed, Celldex will timely file the Prospectus pursuant to and in compliance with Rule 424(b) of the Regulations and will advise the Underwriters of the time and manner of such filing.

b.                                      Filing of Amendments.  Celldex will not file with the Commission, the Prospectus, any amendment or supplement to the Prospectus or any amendment to the Registration Statement, including post-effective amendments, unless the Underwriters have been advised or to which the Underwriters shall reasonably object after being so advised (unless Celldex is advised by counsel that such amendment or supplement is required by law), and will use its best efforts to cause any such post-effective amendment to the Registration Statement to be declared effective as promptly as possible.  Upon reasonable request of the Underwriters or counsel for the Underwriters, Celldex will promptly prepare and file with the Commission, in accordance with the Regulations, any amendments, including post-effective amendments, to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Securities by the Underwriters and will use its best efforts to cause any such post-effective amendment to the Registration Statement to be declared effective as promptly as possible.  If required, Celldex will file any amendment or supplement to the Prospectus with the Commission in the manner and within the time period required by Rule 424(b) of the Regulations.  Celldex will advise the Underwriters, promptly after receiving notice thereof, of the time when the Registration Statement or any post-effective amendment thereof has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence to the Underwriters of each such filing or effectiveness.

c.                                       Compliance with Securities Regulations and Commission Requests.  Celldex will advise the Underwriters immediately, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement is filed with the Commission under Rule 462(c) of the Regulations or otherwise, (ii) any Rule 462(b) Registration Statement is filed, (iii) of the receipt of any comments from the Commission concerning the Registration Statement, (iv) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed, (v) of any request of the Commission for amendment or supplementation of the Registration Statement or Prospectus or for additional information, (vi) during the period when the Prospectus is required to be delivered under the Securities Act and the Regulations, of the happening of any event as a result of which the Registration Statement or the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, during the period noted in clause (vi) above, of the need to amend the Registration Statement or supplement the Prospectus to comply with the Act, (viii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and of the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction in which the Underwriters intends to make such offers or sales, or the initiation or threatening of any proceedings for any of such purposes known to Celldex.  Celldex will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use, and if any such order is issued, to obtain as soon as possible the lifting thereof.

d.                                      Delivery of Prospectuses.  Celldex will deliver to the Underwriters, without charge, from time to time during the period when delivery of the Prospectus is required under the Securities Act, such number of copies of the Prospectus (as supplemented or amended) as the Underwriters may reasonably request.  Celldex hereby consents to the use of such copies of the Preliminary Prospectus and the Prospectus for purposes permitted by the Securities Act, the Regulations and the securities laws of the states in which the Securities are offered by the Underwriters, both in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by the Underwriters.  Celldex has furnished or will furnish to the Underwriters at least one original signed copy of the Registration Statement as originally filed and of all amendments and supplements thereto, whether filed before or after the Effective Date, at least one copy of all exhibits filed therewith and of all consents and certificates of experts, and will deliver to the Underwriters such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Underwriters may reasonably request.

e.                                       Continued Compliance with Securities Laws.  Celldex will comply with the Securities Act, the Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the continuance of sales of and dealings in the Securities for as long as may be necessary to complete the distribution of the Securities as contemplated hereby.  Subject to Section 5(b) hereof, in case of any event (occurring at any time within the period during which, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered under the Securities Act or the Regulations), as a result of which any Preliminary Prospectus or the Prospectus, as then amended or supplemented, would contain, in the opinion of counsel for the

Underwriters, an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend any Preliminary Prospectus or the Prospectus to comply with the Securities Act or the Regulations or any applicable securities laws, Celldex promptly will prepare and file with the Commission, and any applicable state securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance and will furnish to the Underwriters such number of copies of such amendments, supplements or documents (in form and substance satisfactory to the Underwriters and counsel for the Underwriters) as the Underwriters may reasonably request.  For purposes of this Section 5(g), Celldex will provide such information to the Underwriters, the Underwriters’ counsel and counsel to Celldex as shall be necessary to enable such persons to consult with Celldex with respect to the need to amend or supplement the Registration Statement, Preliminary Prospectus or Prospectus or file any document, and shall furnish to the Underwriters and the Underwriters’ counsel such further information as each may from time to time reasonably request.

f.                                         Blue Sky Qualification.  Celldex will furnish such information and pay such filing fees and other expenses as may be required, including reasonable legal fees of Underwriters’ counsel, and otherwise cooperate in the registration or qualification of the Securities, or exemption therefrom, for offering and sale by the Underwriters under the securities laws of such state jurisdictions in which the Underwriters determines to offer the Securities (“Blue Sky”), and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, Celldex would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.  Celldex will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is required under the Blue Sky laws of such jurisdictions for such offering and sale.

g.                                      Listing.  Celldex will furnish such information and pay such filing fees and other expenses as may be required, and otherwise use its best efforts to cooperate in the inclusion of the Common Stock, including the Securities, for quotation on the Nasdaq National Market.  Celldex will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for a period of three years from the Effective Date.

h.                                      Rule 158.  Celldex will make generally available to its security holders not later than 45 days after the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, an earnings statement of Celldex (which need not be audited unless required by the Securities Act or the Regulations) that shall comply with Section 11(a) of the Securities Act and Rule 158 thereunder and cover a period of at least 12 consecutive months beginning not later than the first day of Celldex’s fiscal quarter next following the Effective Date (or, if later, the effective date of the Rule 462(b) Registration Statement).

i.                                          Delivery of Periodic, Current and Other Reports.  For a period of three years from the Effective Date, Celldex will deliver to the Underwriters upon request from the Underwriters (i) a copy of each report or document, including, without limitation, reports on

Forms 8-K, 10-K and 10-Q (or such similar forms as may be designated by the Commission), registration statements and any exhibits thereto, filed or furnished to the Commission or any securities exchange or Nasdaq, promptly after the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of Celldex mailed to its security holders; and (iii) every material press release in respect of Celldex or its affairs that is released by Celldex.

j.                                          Stabilization or Manipulation.  During the course of the distribution of the Securities, Celldex will not and Celldex shall cause its officers and directors not to, (i) take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Securities.

k.                                       Restriction on Sale of Securities.  The Company agrees not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Securities Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of Janney, except for (i) the registration of the Securities and the sales to the Underwriters pursuant to this Agreement, (ii) the issuance of shares of Common Stock to Alteris in connection with the Acquisition, (iii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, and (iv) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus; provided, however, if:

(1)                                  during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 180-day restricted period and ends on the last day of the 180-day restricted period, the Company issues a earnings release or material news or a material event relating to the Company occurs; or

(2)                                  prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs.

l.                                          Net Proceeds.  Celldex will use its best efforts to use the net proceeds from the sale of the Securities to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.

m.                                    Compliance with NASD Rules.  The Company hereby agrees that it will ensure that the Directed Shares will be restricted as required by the NASD or the NASD rules from the sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement.  The Underwriters will notify the Company as to which persons will need to be so restricted.  At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time.  Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) it incurs in connection with such release.

n.                                      Acquisition Agreement.  The Company will comply with all of its covenants under the Acquisition Agreement.

o.                                      Rumor, Publication or Event.  If at any time during the period beginning on the date the Registration Statement becomes effective and ending on the later of (A) the date 30 days after such effective date and (B) the date that is the earlier of (1) the date on which the Company first files with the Commission a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K after such effective date and (2) the date on which the Company first issues a quarterly or annual financial report to shareholders after such effective date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates an amendment of or supplement to the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

5A.                             CERTAIN COVENANT AND AGREEMENT OF PARENT.  For a period of thirty-six (36) months from the daye of the Prospectus, Parent will not, without the prior written consent of Janney, sell, transfer, assign or pledge any shares of Common Stock that it owns or any securities convertible into or exercisable or exchangeable for any such Common Stock or enter into a transaction which would have the same effect or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Common Stock, whether any such aforementioned transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to issue or make any such disposition or enter into any such transaction, swap, hedge or other arrangement.

6.                                       PAYMENT OF FEES AND EXPENSES.

a.                                       Whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason this Agreement is terminated, Celldex will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of Celldex under this Agreement, including: (i) the fees and expenses of the accountants and counsel for Celldex incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; (ii) printing and mailing expenses associated with the Registration

Statement and any post-effective amendments thereto, any Preliminary Prospectus, the Prospectus, this Agreement and related documents; (iii) the fees, expenses and other costs of, or incident to, securing any review or approvals by or from the NASD, including the reasonable fees and expenses of Underwriters’ counsel in connection therewith; (iv) the filing fees of the Commission; (v) the cost of furnishing to the Underwriters copies of the Registration Statement, Preliminary Prospectuses and Prospectuses as herein provided; (vi) Celldex’s travel expenses in connection with meetings with the brokerage community and institutional investors; (vii) any fees or costs payable to Nasdaq as a result of the Offering; (viii) the cost of preparing, issuing and delivery to the Underwriters of any certificates evidencing the Securities; (ix) the costs and charges of any transfer agent; (x) the reasonable costs of advertising the Offering; (xi) all taxes, if any, on the issuance, delivery and transfer of the Securities sold by Celldex; and (xiii) all other costs and expenses reasonably incident to the performance of Celldex’s obligations hereunder that are not otherwise specifically provided for in this Section 6(a); provided, however, that the Underwriters shall be responsible for its out-of-pocket expenses, including those associated with meetings with the brokerage community and institutional investors, other than Celldex’s travel expenses, and the fees and expenses of its counsel for other than with respect to Blue Sky and NASD matters.  The Underwriter shall offset any such fees that it incurred on behalf of the Company as provided above from the proceeds of the Offering.

b.                                      Celldex shall pay as due any state registration, qualification and filing fees and any accountable out-of-pocket disbursements in connection with such Blue Sky registration, qualification or filing in the states in which the Underwriters determines to offer or sell the Securities.

7.                                       CONDITIONS OF UNDERWRITER’S OBLIGATIONS.  The obligation of the Underwriters to purchase and pay for the Initial Securities that they have agreed to purchase hereunder at the Closing Time, and to purchase and pay for any Option Securities as to which they exercises the right to purchase under Section 4 on an Option Closing Time, is subject at the date hereof, the Closing Time and any Option Closing Time to the continuing accuracy and fulfillment of the representations and warranties of Celldex, to the performance by Celldex of its covenants and obligations hereunder, and to the following additional conditions:

a.                                       Effectiveness of Registration Statement.  If required by the Regulations, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations.  On or prior to the Closing Time or any Option Closing Time, as the case may be, no stop order or other order preventing or suspending the effectiveness of the Registration Statement or the sale of any of the Securities shall have been issued under the Securities Act or any state securities law, and no proceedings for that purpose shall have been initiated or shall be pending or, to the Underwriters’ knowledge or the knowledge of Celldex, shall be contemplated by the Commission or by any authority in any jurisdiction designated by the Underwriters.  Any request on the part of the Commission or any state securities authority for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

b.                                      Opinion of Counsel for the Underwriters.  All corporate proceedings and other matters incident to the authorization, form and validity of this Agreement, the Securities and the form of the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel for the Underwriters.  Celldex shall have furnished to such counsel all documents and information that they may have reasonably requested to enable them to pass upon such matters.  The Underwriters shall have received from the Underwriters’ counsel, Pepper Hamilton LLP, an opinion, dated as of the Closing Time and any Option Closing Time, as the case may be, and addressed to the Underwriters, which opinion shall be satisfactory in all respects to the Underwriters.

c.                                       Opinion of Counsel for the Company.  At the Closing Time and any Option Closing Time, there shall have been delivered to the Underwriters signed opinions of Satterlee Stephens Burke & Burke LLP, LaHive & Cockfield, LLP and Heller Ehrman, LLP, counsel for Celldex, each dated as of each such date and addressed to the Underwriters to the effect set forth in Exhibits A, B, and C, respectively, hereto or to such effect as is otherwise reasonably satisfactory to the Underwriters.

d.                                      No Material Adverse Changes.  At the Closing Time and any Option Closing Time:  (i) the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto shall comply as to form to the requirements of the Securities Act and the Regulations in all material respects, and neither the Registration Statement nor any post-effective amendment thereto nor the Prospectus and any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, and in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change from that set forth therein, whether or not arising in the ordinary course of business; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendment or supplement thereto, there shall have been no event or transaction, contract or agreement entered into by Celldex other than in the ordinary course of business and as set forth in the Registration Statement or Prospectus, that has not been, but would be required to be, set forth in the Registration Statement or Prospectus; (iv) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, there shall have been no material adverse change, loss, reduction, termination or non-renewal of any contract to which Celldex is a party, disclosure of which has not been, but would be required to be set forth in the Registration Statement or Prospectus; and (v) no action, suit or proceeding at law or in equity shall be pending or to the knowledge of Celldex threatened against Celldex that would be required to be set forth in the Prospectus, other than as set forth therein, and no proceedings shall be pending or to the knowledge of Celldex threatened against or directly affecting Celldex before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would result in a Material Adverse Effect.

e.                                       Officers’ Certificates.  The Underwriters shall have received at the Closing Time and any Option Closing Time certificates of the Chief Executive Officer and the Chief Financial Officer of Celldex dated as of the date of the Closing Time or Option Closing Time, as the case may be, and addressed to the Underwriters to the effect that (i) the representations and warranties of Celldex in this Agreement are true and correct in all material respects, as if made at and as of the Closing Date or the Option Closing Time, as the case may be, and that Celldex has complied in all material respects with all the agreements, fulfilled all the covenants and satisfied all the conditions on its part to be performed, fulfilled or satisfied at or prior to the Closing Time or the Option Closing Time, as the case may be, and (ii) the signers of the certificate have carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto, and the conditions set forth in Section 7(e) hereof have been satisfied.

f.                                         Accountant’s Comfort Letter.  At the time this Agreement is executed and at the Closing Time and any Option Closing Time the Underwriters shall have received a letter, dated the date of delivery thereof, addressed to the Underwriters, in form and substance satisfactory to the Underwriters in all respects (including, without limitation, the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) from Ernst & Young LLP:

(i)                                     confirming they are an independent registered public accounting firm within the meaning of the Securities Act and the Regulations;

(ii)                                  stating that, in their opinion, the consolidated financial statements, schedules and notes of Celldex included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Regulations;

(iii)                               stating that, on the basis of specified procedures, which included the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information, as described in SAS No. 71, Interim Financial Information (with respect to the latest available unaudited consolidated financial statements of the Company), a reading of the latest available unaudited interim consolidated financial statements of Celldex (with an indication of the date of the latest available unaudited interim financial statements), a reading of the minutes of the meetings of the stockholders and the Board of Directors of Celldex and the Audit and Executive and Compensation Committees of such Board and inquiries to certain officers and other employees of Celldex responsible for operational, financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that, at a specified date not more than five business days prior to the date of such letter, there was any: (A) change in the capital stock other than (1) the issuance of Common Stock upon the exercise of currently outstanding options and warrants as described in the Prospectus, (2) the grant of options to purchase shares of Common Stock under Celldex’s currently outstanding stock options plans and the issuance of Common Stock upon the exercise thereof, and (3) the issuance of shares of Common Stock to Alteris pursuant to the Alteris Acquisition, (B) increase in long-term debt of Celldex, which is currently $                         or (C) any decrease in consolidated net current assets or shareholders equity of Celldex as compared with the amounts shown in the December 31, 2004 audited balance sheets of Celldex included in the Registration Statement or that for the periods from December 31, 2004 to the date of the latest available unaudited financial statements of Celldex, if any, and to a specified date not more than five days prior to the date of the letter, there were any decreases, as compared to the corresponding periods in the prior year, in operating income or total or per share amounts of net income, except in all instances for changes, decreases or increases that the Registration Statement discloses have occurred or may occur and except for such other changes, decreases or increases which the Underwriters shall in their sole discretion accept;

(iv)                              stating that they have compared specific dollar amounts (or percentages derived from such dollar amounts), numbers of shares and other numerical data and financial information set forth in the Registration Statement that have been reasonably specified by the Underwriters prior to the date of this Agreement (in each case to the extent that such dollar amounts, percentages and other information is derived from the general accounting records subject to the internal controls of Celldex’s accounting systems, or has been derived directly from such accounting records by analysis or comparison or has been derived from other records and analyses maintained or prepared by Celldex) with the results obtained from the application of readings, inquiries and other appropriate procedures set forth in the letter, and found them to be in agreement; and

(v)                                 stating that, on the basis of specified procedures, which included (A) a review of the unaudited consolidated balance sheet as of March 31, 2005 and the unaudited consolidated statement of income for the quarter ended March 31, 2005, included in the Registration Statement; (B) inquiry of management who have responsibility for financial and accounting matters, that nothing came to their attention as a result of the above procedures, that caused them to believe that the unaudited consolidated financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Regulation S-X.

g.                                      Approval of Listing.  The Common Stock, including the Securities, shall have been included for quotation on the Nasdaq National Market.

h.                                      Underwriters Compensation Approval.  The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

i.                                          Additional Documents.  At the Closing Time and any Option Closing Time, the Underwriters shall have been furnished such additional documents, information and certificates as they shall have reasonably requested.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and the Underwriters’ counsel.  Celldex shall furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.  If any condition to the Underwriters’ obligations hereunder to be fulfilled prior to or at the Closing Time or any Option Closing Time, as the case may be, is not fulfilled, the Underwriters may terminate this Agreement with respect to the Closing Time or such Option Closing Time, as applicable, or, if they so elect, in its sole discretion waive any such conditions which have not been fulfilled or extend the time for their fulfillment.  Any such termination shall be without liability of the Underwriters to Celldex.

8.                                       INDEMNIFICATION AND CONTRIBUTION.

a.                                       Indemnification of Underwriters.  Celldex shall indemnify and hold harmless the Underwriters, and each person, if any, who controls the Underwriters within the meaning of the Section 15 of the Securities Act and Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of or based upon any untrue statements or alleged untrue statements of material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus (as amended or supplemented if Celldex shall have filed with the Commission any amendments or supplements thereto), any application or other document filed in any jurisdiction in order to qualify all or any part of the Securities under the securities laws thereof or filed with the Commission or Nasdaq (in this Section 8 collectively called “application”), or in any materials or information provided to investors by, or with the approval of, Celldex in connection with the marketing of the Offering (including any materials provided to Invitees in the Directed Share Program), or the omission or alleged omission from any of the foregoing of a material fact required to be stated therein or necessary to make the statements therein and in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing indemnity shall not apply in respect of any statement or omission made in reliance upon and in conformity with written information furnished to Celldex by the Underwriters expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereto, or in any application or in any communication to the Commission or Nasdaq, as the case may be (which information consists solely of the information identified in Section 11 herein); and further provided, however, that the indemnification contained in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriters (or to the benefit of any person controlling the Underwriters) on account of any such loss, claim, liability or expense arising from the sale of the Securities by the Underwriters to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Securities Act and the Regulations, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that Celldex has delivered the Prospectus to the Underwriters in requisite quantity on a timely basis to permit such delivery or sending.  The obligations of Celldex under this Section 8(a) will be in addition to any liability Celldex may otherwise have.

b.                                      Indemnification of Company, Directors and Officers.  The Underwriters shall indemnify and hold harmless Celldex, each of the directors of Celldex, each of the officers of Celldex who shall have signed the Registration Statement and each other person, if any, who controls Celldex within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from Celldex to the Underwriters, but only with respect to any and all loss, liability, claim, damage or expense resulting from statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereof or any application or in any communication to the Commission or Nasdaq in reliance upon, and in conformity with written information furnished to Celldex by the Underwriters expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or any application or in any communication to the Commission or Nasdaq, as the case may be.  The obligations of the Underwriters under this Section 8(b) will be in addition to any liability which the Underwriters may otherwise have.

c.                                       Actions against Parties; Notification.  If any action, inquiry, investigation or proceeding is brought against any person in respect of which indemnification may be sought pursuant to Section 8(a) or (b) hereof, such person (hereinafter called the

“indemnified party”) shall, promptly after notification of, or receipt of service of process or, such action, inquiry, investigation or proceeding, notify in writing the party or parties against whom indemnification is to be sought (hereinafter called the “indemnifying party”) of the institution of such action, inquiry, investigation or proceeding.  The indemnifying party, upon the request of the indemnified party, shall assume the defense of such action, inquiry, investigation or proceeding, including, without limitation, the employment of counsel (reasonably satisfactory to such indemnified party) and payment of expenses.  No indemnification provided for in this Section 8 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such action, inquiry, investigation or proceeding to the extent that such indemnifying party has been materially prejudiced by the failure to give such notice, but the omission to so notify the indemnifying party shall not relieve the indemnifying party otherwise than under this Section 8.  Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or if the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party or if such indemnified party or parties shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, in any of which events the indemnified party or parties shall be entitled to select counsel to conduct the defense to the extent determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and the reasonable fees and expenses of such counsel shall be borne by the indemnifying party.  The indemnifying party shall be responsible for the fees and disbursements of only one such counsel so engaged by the indemnified party or parties.  Expenses covered by the indemnification in this Section 8, as the case may be, shall be paid by the indemnifying party as they are incurred by the indemnified party.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.  Notwithstanding anything in Section 6 or Section 7 to the contrary, an indemnifying party shall not be liable for any settlement of a claim effected without its written consent, which consent shall not be unreasonably withheld.

d.                                      Contribution.  If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to therein, except by reason of the failure to give notice as required in Section 8(c) hereof (provided that the indemnifying party does not have knowledge of the action, inquiry, investigation or proceeding and to the extent such party has been materially prejudiced by the failure to give such notice), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof), in such proportion as is appropriate to reflect the relative benefits received by Celldex on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Celldex on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims or expenses (or actions, inquiries, investigations or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by Celldex on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by Celldex bears to the total underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Celldex on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Celldex and the Underwriters agree that it would not be just and equitable if contributions to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not also guilty of such fraudulent misrepresentation.

9.                                       REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.  Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Time and any Option Closing Time.  All such representations, warranties and agreements of the Underwriters and Celldex, including, without limitation, the indemnity and contribution agreements contained in Section 8 hereof and the agreements contained in Sections 5, 6, 10 and 11 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person, and shall survive delivery of the Securities and termination of this Agreement, whether before or after the Closing Time or any Option Closing Time.

10.                                 EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION HEREOF.

a.                                       Execution.  This Agreement shall become effective upon the execution hereof by the parties hereto.

b.                                      Termination.  The Underwriters shall have the right to terminate this Agreement at any time prior to the Closing Time or any Option Closing Time as provided in Section 7 hereof or if any of the following have occurred: (i) any outbreak of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if the effect on the financial markets of the United States of such outbreak, calamity, crisis (other than those that presently exist) or change would, in the Underwriters’ reasonable opinion, make the offering or delivery of the Securities impracticable; (ii) any suspension or limitation of trading generally in securities on Nasdaq or any setting of minimum prices for trading or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that in the Underwriters’ reasonable opinion materially and adversely affects trading on such exchange or the over-the-counter market; (iii) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Underwriters’ reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of Celldex; or (iv) declaration of a banking moratorium by the United States, New York or Pennsylvania authorities.

c.                                       Notification.  If the Underwriters elect to terminate this Agreement as provided in this Section 10, the Underwriters shall notify Celldex hereof promptly by telephone, telex, telegraph, telegram or facsimile, confirmed by letter.

d.             Defaulting Underwriters.  If, at the Closing Time or the Option Closing Time, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Initial Securities set forth opposite their respective names in Schedule A bears to the aggregate number of Initial Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter.  If, at the Closing Time, any Underwriter or Underwriters shall fail or refuse to purchase Initial Securities and the aggregate number of Initial Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Initial Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Initial Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case, either you or the Company shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  If, at the Option Closing Time, any Underwriter or Underwriters shall fail or refuse to purchase Option Securities and the aggregate number of Option Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Option Securities to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Option Securities or (ii) purchase not less than the number of Option Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.                                 INFORMATION FURNISHED BY UNDERWRITERS.  The statement set forth on the [third] paragraph from the bottom of the cover page of the Prospectus regarding the terms of the Offering by the Underwriters, the information set forth under the heading “Underwriting” constitute the only written information furnished by reference or on behalf of the Underwriters.

12.                                 NOTICE.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to Janney Montgomery Scott LLC, 1801 Market Street, Philadelphia, Pennsylvania 19103, Attention: Mr. William L. Rulon-Miller, facsimile number (215) 665-6197 with a copy to Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth & Arch Streets, Philadelphia, Pennsylvania 19103, Attention: Barry M. Abelson, Esq.; facsimile (215) 981-4750; if sent to Celldex, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to Celldex Therapeutics, Inc., 519 Route 173 West, Bloomsbury, NJ 08804, Attention: Anthony S. Marucci, Secretary, facsimile number (908) 713-6002, with a copy to Satterlee Stephens Burke & Burke LLP, 230 Park Avenue, New York, NY 10169, Attention: Dwight A. Kinsey, Esq., facsimile number (212) 818-9606.

13.                                 PARTIES.  This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, Celldex and the controlling persons, directors and officers thereof, and their respective successors, assigns, heirs and legal representative, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.  The terms “successors” and “assigns” shall not include any purchaser of the Securities merely because of such purchase.

14.                                 DEFINITION OF BUSINESS DAY.  For purposes of this Agreement, “business day” means any day on which Nasdaq is opened for trading.

15.                                 COUNTERPARTS.  This Agreement may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

16.                                 CONSTRUCTION.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and performed entirely within such Commonwealth.  If the foregoing correctly sets forth your understanding of our agreement, please sign and return to Celldex the enclosed duplicate hereof, whereupon it will become a binding agreement in accordance with its terms.

Very truly yours,

CELLDEX THERAPEUTICS, INC.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed
and accepted solely as to Section 5A

as of the date first above written.

MEDAREX, INC.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

JANNEY MONTGOMERY SCOTT LLC

By:
Name:
Title:

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

THINKEQUITY PARTNERS LLC

By:
Name:
Title:

EXHIBIT A

Matters to be Covered in the Opinion of Counsel for Celldex

1.                                       Celldex has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

2.                                       Celldex has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Prospectus.  The outstanding shares of Common Stock have been duly authorized and validly issued, to such counsel’s knowledge, and are fully paid and non-assessable.  The Common Stock conforms as to legal matters in all material respects to the description thereof contained in the Prospectus.  Certificates for the Securities are in due and proper form and the Securities have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders, by operation of law, or to the knowledge of such counsel, by contract exists with respect to any of the Securities or the issue and sale thereof.

3.                                       Based on the oral advice of a staff member of the Commission, the Registration Statement has become effective under the Securities Act, and no stop order proceedings with respect thereto have been instituted or are pending or, to the best knowledge of such counsel, threatened under the Securities Act.

4.                                       The Registration Statement, the Prospectus and each amendment or supplement thereto when filed with the Commission comply as to form in all material respects with the requirements of the Securities Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and notes thereto, schedules and other financial, accounting and statistical information included therein).

5.                                       The statements under the caption “Description of Our Securities” and “Shares Eligible for Future Sale” in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate and fairly present in all material respects the information called for with respect to such documents and matters.

6.                                       Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described as required, and such required contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

7.                                       To such counsel’s knowledge, there are no material legal proceedings pending or threatened against Celldex, except as set forth in the Prospectus.

8.                                       This Agreement has been duly authorized, executed and delivered by Celldex, and, assuming due authorization and execution by Parent and Underwriters, constitutes the valid and binding agreement of Celldex, enforceable against Celldex, in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles (regardless of whether such enforceability is considered a proceeding in equity or law) and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated does not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Celldex, or to such counsel’s knowledge, any agreement or instrument to which Celldex is a party or by which it may be bound that is filed as an exhibit to the Registration Statement.

9.                                       No approval, consent, order or authorization by any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or by state securities and Blue Sky laws as to which such counsel need express no opinion) other than such as have been obtained, including without limitation, registration of the Securities under the Securities Act and of the Common Stock under the Exchange Act.

10.                                 Celldex is not, and after giving effect to the offering and sale of Securities and the application of the proceed as described in the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

11.                                 Such counsel shall state that: although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except as and to the extent set forth in paragraph 5 of such counsel’s opinion, on the basis of the foregoing and the information disclosed to such counsel, but without independent check and verification, and relying as to materiality to a large extent on representations and statements of officers and other representatives of Celldex, such counsel has participated in conferences with officers and other representatives of Celldex, representatives of the Underwriters and its counsel, and representatives of the independent registered public accounting firm of Celldex, at which conferences the contents of the Registration Statement and the Prospectus were discussed, and no facts have come to the attention of those lawyers in such counsel’s firm who have participated in the preparation of the Registration Statement and the Prospectus that would cause such counsel to have reason to believe that, insofar as relevant to the offering of the Securities, (a) the Registration Statement or any post-effective amendment thereto as of the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that (b) the Prospectus on the Effective Date, on the date it was filed pursuant to Rule 424(b) and at the Closing Time or Option Closing Time, as the case may be, contained or contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that with respect to both clause (a) and (b) above such counsel need make no statement with respect to the financial statements and notes thereto, financial schedules and financial, accounting and statistical information included in the Registration Statement or the Prospectus or with respect to the validity, enforceability or non-infringement of any patent or license of a patent.

12.                                 The Acquisition has been consummated pursuant to the Acquisition Agreement and as described in the Prospectus and Registration Statement.

The options expressed by counsel may be subject to the following qualifications:

(a)                               Counsel shall express no opinion to the extent that the enforceability of any provision of any agreement, right, interest or other instrument may be subject to, and affected by (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws affecting the rights and remedies of creditors generally; (ii) specific performance, injunctive relief and other general principles of equity and the discretion of the court before which any proceeding therefore may be brought; and (iii) federal and state securities laws as they relate to principles of public policy affecting enforcement of rights to indemnity or contribution;

(b)                              Counsel shall express no opinion as to the enforceability of any provisions of any agreement, right, interest or other instrument relating to the waiver by the Company of rights, remedies, defenses or benefits bestowed by law;

(c)                               As to the opinions expressed above with respect to the statements in the Prospectus relating to patent matters addressed in the opinion of LaHive & Cockfield, LLP, Counsel shall have relied, with your permission, on such opinion, on which it believes it and you are justified in relying;

(d)                              As to the opinions expressed herein with respect to the statements in the Prospectus relating to descriptions or summaries of federal statutes, laws, regulations or procedures under the Federal Food, Drug and Cosmetic Act, the Public Health Service Act and the United States Food and Drug Administration regulations concerning its regulation of drugs or biological products addressed in the opinion of Heller Ehrman LLP, counsel shall have relied, with your permission, on such opinion, on which it believes it and you are justified in relying;

The foregoing opinion may be limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States and include such other limitations and assumptions as are customary. Such counsel may rely as to questions of fact upon the representations of Celldex set forth in this Agreement and upon certificates of officers of Celldex and of government officials, all of which certificates must be satisfactory in form and scope to counsel for the Underwriters.